Exhibit 99.2

Fourth Quarter Fiscal 2026 May 27, 2026

NEIL BRINKER President and Chief Executive Officer MICK LUCARELI Executive Vice President and Chief Financial Officer KATHY POWERS Vice President, Treasurer, and Investor Relations 2

Forward-Looking Statements 3 This presentation contains statements, including information about future financial performance and market conditions, accompanied by phrases such as “believes,” “estimates,” “expects,” “plans,” “anticipates,” “intends,” “projects,” and other similar “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995. Modine's actual results, performance or achievements may differ materially from those expressed or implied in these statements because of certain risks and uncertainties, including, but not limited to those described under “Risk Factors” in Item 1A of Part I of the Company's Annual Report on Form 10-K for the year ended March 31, 2025. Other risks and uncertainties include, but are not limited to, the following: the impact of potential adverse developments or disruptions in the global economy and financial markets, including impacts related to geopolitical tensions and military conflicts, including the conflict between the U.S. and Iran, inflation, energy costs, government incentive or funding programs, supply chain challenges or supplier constraints, logistical disruptions, tariffs, sanctions and other trade issues or cross-border trade restrictions; the impact of other economic, social and political conditions, changes and challenges in the markets where we operate and compete, including foreign currency exchange rate fluctuations, changes in interest rates, tightening of the credit markets, recession or recovery therefrom, restrictions associated with importing and exporting and foreign ownership, public health crises, and the general uncertainties, including the impact on demand for our products and the markets we serve from regulatory and/or policy changes that have been or may be implemented in the U.S. or abroad, including those related to tax and trade, climate change, and public health threats; the overall health and pricing focus of our customers; changes or threats to the market growth prospects for our customers; our ability to successfully exit portions of our business that do not align with our strategic plans, including the various risks related to the pending Reverse Morris Trust transaction with Gentherm; our ability to realize the sales growth and return on investments anticipated in our Data Centers business and our ability to execute on other organic growth opportunities and acquisitions; our ability to realize anticipated benefits, including improved profit margins and cash flow, from strategic initiatives and our continued application of 80/20 principles across our businesses; our ability to be at the forefront of technological advances and the impacts of any changes in the adoption rate of technologies that we expect to drive sales growth; our ability to effectively and efficiently manage our operations in response to sales volume changes, including maintaining adequate production capacity to meet demand in our growing businesses, particularly in our Data Centers business, while also completing restructuring activities and realizing benefits thereof; our ability to fund our global liquidity requirements efficiently and comply with the financial covenants in our credit agreements; operational inefficiencies as a result of product or program launches, unexpected volume increases or decreases, product transfers and product warranty and liability claims; the impact on Modine of any significant increases in commodity prices, particularly aluminum, copper, steel and stainless steel (nickel) and other purchased components and related costs, and our ability to adjust product pricing in response to any such increases; our ability to recruit and maintain talent in managerial, leadership, operational and administrative functions and to mitigate increased labor costs; our ability to protect our proprietary information and intellectual property from theft or attack; the impact of any substantial disruption or material breach of our information technology systems; costs and other effects of environmental investigation, remediation or litigation and the increasing emphasis on environmental, social and corporate governance matters; our ability to realize the benefits of deferred tax assets and the impact of changes in tax regulations; and other risks and uncertainties identified in our public filings with the U.S. Securities and Exchange Commission. Forward-looking statements are as of the date of this presentation, and we do not assume any obligation to update any forward-looking statements.

FY25 FY26 Net Sales FY25 FY26 Adjusted EBITDA & EBITDA Margin* 4 ▪ Fourth consecutive record year of revenue and adjusted EBITDA, including strong fourth quarter performance ▪ Significantly advanced our strategic transformation, accelerating the evolution of our portfolio to become a higher margin and higher growth company – Completed three strategic acquisitions – Announced capacity expansion for data center products in the U.S. – Announced plan to spin-off Performance Technologies – Reached a landmark multi-year capacity agreement with a key strategic data center customer to supply more than $4 billion of cooling products during calendar years 2027 through 2029 (In millions) $2,583.5 $3,181.1 $392.1 $471.0 15.2% 14.8% * See appendix for the full GAAP income statement and Non-GAAP reconciliations Opening Comments

Climate Solutions

- Delivered 43% revenue growth in FY26, organic growth of 32%, including a 73% increase in Data Centers
- Data Centers revenue exceeded $400 million in Q4, despite losing 20 shifts due to severe weather
- Ended the year with second consecutive quarter of record order intake
- Proactively managing supply chain to ensure our growth trajectory; we are confident in our ability to manage short-term challenges
- Data Center market outlook remains incredibly strong with a heavy concentration in North America
- We are excited about our 3-megawatt chiller product; delivers a 50% increase in cooling capacity
- Heat Transfer Solutions revenue grew 19% in Q4 FY26; largely driven by higher coils sales to data center and heat pump customers
- HVAC Technologies revenue growth of 51% in Q4 FY26; driven by our recent acquisitions
- Commercial HVAC portion of our Scott Springfield business is poised for a strong recovery
- Heating business expected to have a good year in fiscal 2027, led by the agricultural heating markets served by L.B. White


(In millions)
Net Sales
$2,062.3
$1,440.8
43%
FY25
FY26


Adjusted EBITDA & EBITDA Margin*
$377.1
$302.7
25%
21.0%
18.3%
FY25
FY26

* See appendix for the full GAAP income statement and Non-GAAP reconciliations

5

FY25 FY26 Adjusted EBITDA & EBITDA Margin* Performance Technologies 6 (0%) $157.2 $156.5 13.5% 13.8% (In millions) $1,163.5 $1,131.8 * See appendix for the full GAAP income statement and Non-GAAP reconciliations ▪ Making excellent progress on preparing for the planned spin-off and merger with Gentherm; expect to close the transaction before the end of the calendar year ▪ Adjusted EBITDA margin increased 30 bps to 13.8% in fiscal 2026 – Margins negatively impacted during Q4 FY26 by higher material costs, including the impact of tariffs – We expect improvement in fiscal 2027 as we pass through and recover these costs ▪ We see an opportunity for a return for growth in the stationary power market in fiscal 2027; continued slow growth in the automotive and construction equipment markets ▪ Proactively working to mitigate the impact from 232 aluminum tariffs; we have a proven track record of managing these costs FY25 FY26 Net Sales

Climate Solutions


(In millions)
Net Sales
$356.3
87%
$665.9
Q4 FY25
Q4 FY26

- **158% Data Centers**
  - Strong annual and sequential growth driven by capacity expansion in North America
- **51% HVAC Technologies**
  - Acquisitions contributed $38M, slightly offset by lower heating and indoor air quality product sales
- **19% Heat Transfer Solutions (HTS)**
  - Growth driven by higher demand for coils to commercial HVAC and data center customers


Adjusted EBITDA & EBITDA Margin*
$76.3
21.4%
63%
$124.3
18.7%
Q4 FY25
Q4 FY26

- Adjusted EBITDA growth from strong sales growth and acquisitions
- Q4 FY26 margin remains down from the prior year, but continues to improve sequentially; up 80 bps from prior quarter
  - Severe weather impacted production and labor efficiency for the segment
  - HVAC Technologies impacted by business mix and acquisition integrations
  - DC dealing with supplier shortages; continuing to absorb incremental fixed costs
  - Expect to pass on most of the higher tariffs and material costs to customers
- Anticipate strong revenue and earnings growth for Data Centers in FY27 as capacity expansion continues and demand remains strong

* See appendix for the full GAAP income statement and Non-GAAP reconciliations

7

Performance Technologies

(In millions)

Net Sales



$294.8
(0%)
$294.0
Q4 FY25
Q4 FY26

-5% **Heavy-Duty Equipment**
- Primarily driven by lower GenSet revenue

4% **On-Highway Applications**
- Higher sales to automotive and commercial vehicle customers

Adjusted EBITDA & EBITDA Margin*



$44.1
15.0%
(15%)
$37.4
12.7%
Q4 FY25
Q4 FY26

- Slightly lower revenue; mostly driven by lower volumes, partially offset by $12 million of positive FX
- 230 bps decline in adjusted EBITDA margin mainly due to lower volume, pass through of rising commodity metal costs and recovery of tariffs
- Cost saving initiatives contributed to $5M reduction in SG&A expenses
- Full year FY26 adjusted EBITDA margin improved by 30 bps to 13.8% on lower revenues and cost headwinds

* See appendix for the full GAAP income statement and Non-GAAP reconciliations

8

Q4 FY25 Q4 FY26 Adjusted EBITDA & EBITDA Margin* Financial Review (In millions) Q4 FY26 Q4FY25 Net Sales $954.4 $647.2 Gross Profit 214.7 166.0 % of net sales 22.5% 25.7% SG&A expenses 101.7 81.5 % of net sales 10.7% 12.6% Operating Income 103.9 74.5 % of net sales 10.9% 11.5% Adjusted EBITDA* 146.1 104.1 % of net sales 15.3% 16.1% Adjusted EPS* $1.71 $1.12 (In millions) $647.2 $954.4 $104.1 $146.1 ▪ Sales growth driven by Data Centers and HVAC Technologies, including recent acquisitions ▪ Gross profit increased 29%; driven by higher data center sales volume and acquisitions ▪ SG&A increased well below rate of revenue growth and included $12.5M of disposition costs related to PT spin-off; improved as a percent of sales by 190 bps to 10.7% ▪ Adjusted EBITDA growth of 40% and Adjusted EPS increased 53% 16.1% 15.3% * See appendix for the full GAAP income statement and Non-GAAP reconciliations 9 Q4 FY25 Q4 FY26 Net Sales

Cash Flow and Metrics Cash Flow and Metrics FY26 Free Cash Flow $105 million Net Debt (as of March 31) $363 million Leverage Ratio (as of March 31) 0.8x Capital Expenditures $143 million ▪ $153 million of free cash flow in the quarter; driven by a data center customer upfront cash payment ▪ Net debt increased $84M from the prior fiscal year end March 31, driven by acquisitions and data center investments ▪ Leverage ratio remains low at 0.8x, anticipating further decline by next fiscal year end ▪ Balance sheet remains strong to support both organic growth and acquisition initiatives * See appendix for the full GAAP income statement and Non-GAAP reconciliations 10 Modine Maintains Strong Balance Sheet & Liquidity

Fiscal 2027 Outlook Metrics Guidance Comments Net Sales +20% to +35% $3.82B to $4.29B Adjusted EBITDA* $650M to $680M +38% to +44% FY27 Segment Sales Outlook Data Centers +60% to +80% Commercial HVAC +5% to +10% Performance Technologies Flat to +5% * See appendix for the full GAAP income statement and Non-GAAP reconciliations Introducing our Revenue and Earnings Outlook ▪ Beginning with 1Q FY27, we will report three segments; Data Centers, Commercial HVAC (comprised of HTS and HVAC Technologies) and Performance Technologies ▪ Guidance includes PT business for the full fiscal year, will update once timing of spin-off transaction is finalized ▪ Anticipating revenue growth of 20% to 35% – Expecting Data Center sales to grow 60-80% this year including above market growth in North America – Expecting Commercial HVAC sales to benefit from our heating business and a return to growth in Indoor Air Quality (IAQ) products – Expecting Performance Technologies to benefit from growth in stationary power generation, with other markets generally flat ▪ Adjusted EBITDA range driven by higher data center revenue and margin improvement ▪ We will provide recast segment financial results for FY26 under the new structure in July ▪ Updated interest, depreciation, income tax, capital expenditures and free cash flow assumptions included in the appendix 11

Appendix 12

GAAP Income Statement 13

Non-GAAP Reconciliations* 14 * See the footnotes on slide 15 for additional information regarding these adjustments.

Non-GAAP Reconciliations 15

Non-GAAP Reconciliations 16 (a) See the adjusted financial results on slide 14 and related footnotes on slide 15 for additional information regarding these adjustments.

Non-GAAP Reconciliations 17

Non-GAAP Reconciliations 18

Forward-Looking Non-GAAP Financial Measures 19 The Company’s fiscal 2027 guidance includes adjusted EBITDA and free cash flow, which are non-GAAP financial measures. The fiscal 2027 guidance for adjusted EBITDA includes the Company’s estimates for interest expense of approximately $15 to $18 million, a provision for income taxes of approximately $135 to $145 million, and depreciation and amortization expense of approximately $90 to $95 million. This non-GAAP financial measure also excludes certain cash and non-cash expenses or gains. These expenses and gains may be significant and include items such as restructuring expenses (including severance and equipment transfer costs), impairment charges, acquisition and disposition costs, and certain other items. In connection with the pending Reverse Morris Trust transaction with Gentherm, the Company expects to incur approximately $30 to $40 million of additional costs during fiscal 2027, primarily for transaction advisory, legal, accounting, tax and other professional services. Estimates of other expenses and gains for fiscal 2027 that will be excluded for adjusted EBITDA are not available due to the low visibility and unpredictability of these items. The Company expects free cash flow for fiscal 2027 to be in the range of 4 to 6 percent as a percentage of net sales. The Company estimates capital expenditures will total approximately $150 to $200 million in fiscal 2027.